UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 8, 2009

VAALCO Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32167	76-0274813
(Commission File Number)	(IRS Employer Identification No.)

4600 Post Oak Place, Suite 309 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 623-0801

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective September 14, 2007, the Board of Directors (the “Board”) of VAALCO Energy, Inc. (“VAALCO”) adopted the Rights Agreement, between VAALCO and Registrar and Transfer Company (the “Rights Agreement”) and declared a distribution of one right (a “Right”) for each share of VAALCO common stock. One Right attached to each outstanding share of VAALCO common stock.

On July 8, 2009, the Board determined to redeem all outstanding Rights pursuant to the Rights Agreement. The redemption is effective as of the close of business on July 24, 2009, and holders of Rights will have no further rights with respect to the Rights other than to receive a redemption payment of $0.001 per Right on or about August 1, 2009. The record date for the redemption payment is the close of business on July 24, 2009.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.02 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by VAALCO on July 8, 2009 regarding the redemption of the Rights under the Rights Agreement.

Pursuant to General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of VAALCO, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1     Press Release, dated July 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Date: July 8, 2009
	By:	/s/ Robert L. Gerry III
	Name:	Robert L. Gerry III
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 8, 2009.